                                                                    EXHIBIT 32.1

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

      William H. Joyce, Chairman and Chief Executive Officer of Nalco Finance
Holdings LLC ("Nalco") and Bradley J. Bell, Executive Vice President and Chief
Financial Officer of Nalco, in conjunction with the filing of Nalco's 10-K financial report (the "Report") with the Securities and Exchange Commission, covering the period ending December 31, 2005, hereby certify, pursuant to 18 U.
S. C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, as follows:

      a.    The Report fully complies with the requirements of Section 13(a) or
            15(d) of the Securities Exchange Act of 1934, and

      b.    The information in the Report fairly presents, in all material respects, the financial condition and results of operations of
            Nalco.

                               /s/ William H. Joyce
                               --------------------------------------------
                               William H. Joyce
                               Chairman and Chief Executive Officer
                               Date: March 2, 2006

                               /s/ Bradley J. Bell
                               --------------------------------------------
                               Bradley J. Bell
                               Executive Vice President and Chief
                               Financial Officer
                               Date: March 2, 2006

A signed original of this written statement required by SS.906 has been provided to Nalco Holding Company and will be retained by Nalco Holding Company and furnished to the Securities and Exchange Commission or its staff upon request.